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HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

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FOR IMMEDIATE RELEASE

WALTER HEWLETT OUTLINES HIGHER VALUE
STRATEGIC ALTERNATIVES TO PROPOSED COMPAQ MERGER

HP Stockholders Could Realize $14 to $17 Greater Value per Share
and Double Margins Under “Focus and Execute” Plan for HP

Palo Alto, CA, February 19, 2002 — Walter B. Hewlett, on behalf of The William R. Hewlett Revocable Trust and its trustees, today is filing with the Securities and Exchange Commission (SEC) a report entitled “HP Has Higher Value, Lower Risk Strategic Alternatives to the Proposed Merger.”

The details of the plan, based on a “Focus and Execute” strategy, show that HP has the potential to realize $14 to $17 greater value per share relative to the proposed merger with Compaq. By focusing on high-margin growth businesses, HP has the potential to double operating margins from 4.2% to 8.4%. In addition, because this strategy yields a more attractive business mix with less risk, it should achieve a more attractive earnings multiple than the proposed merger with Compaq.

“Investors have a clear choice,” said Mr. Hewlett. “If they are looking to enhance stockholder value, we believe that they should reject the proposed merger with Compaq. The strategy we have outlined is attractive to investors because we believe it will enhance stockholder value at a lower risk.”

“HP’s strong positions in its core markets provide the basis for what we believe are compelling alternatives to the proposed Compaq merger,” Mr. Hewlett continued. “The recent HP quarterly results, with the majority of operating profits derived from the Imaging & Printing business, reinforce the importance of building on HP’s strengths, rather than buying the low-end commodity computing business which accounts for approximately 65% of Compaq’s total revenues.”

“FOCUS AND EXECUTE” STRATEGY HAS
THREE GUIDING PRINCIPLES

•	Re-allocate investment to Imaging & Printing to defend HP’s position and capitalize on emerging growth opportunities,

•	Build on HP’s strong mid- and high-end enterprise position by filling key gaps, and

•	Focus on profitability, not scale, in PCs.

“FOCUS AND EXECUTE” STRATEGY DESIGNED
TO IMPROVE PROFITABILITY AND ADD STOCKHOLDER VALUE

We believe that HP can achieve greater profitability by pursuing a high-margin business mix weighted toward Imaging & Printing, services and high-end computing. We believe that:

•	By focusing on high-margin Imaging & Printing and the high-end services, the HP of tomorrow could double its operating margins from 4.2% to 8.4% in FY 2003. Revenues could increase to $48.6 billion and operating income could increase to $4.1 billion in FY 2003 vs. revenues of $45.2 billion and operating income of $1.9 billion in FY 2001.

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•	HP, under the “Focus and Execute” strategy, would trade at a higher multiple than the merged HP/Compaq given the higher returns on equity, higher revenue growth, lower risk profile and stronger credit profile. HP has the potential to realize $14 to $17 greater value per share relative to the proposed merger with Compaq.

THREE GUIDING PRINCIPLES WE BELIEVE HP SHOULD FOLLOW:

•	Re-allocate investment to Imaging & Printing to defend our position and capitalize on emerging growth opportunities. Imaging & Printing, the “crown jewel” of the HP portfolio, is a business with healthy growth and margins. We believe HP must invest in that market to protect its franchise and capitalize on emerging growth opportunities. HP must, we believe, focus R&D resources to capitalize on opportunities in enterprise printing, digital commercial printing, multifunction printers, digital cameras, image handling, and color copying. In addition, we believe HP should seriously re-examine spinning off its Imaging & Printing business within the next 12-18 months.

•	Build on HP’s strong mid-range and high-end enterprise position by filling key gaps. HP has a strong position and reputation in mid-range and high-end computing. HP’s UNIX position is valuable and we believe that NT will not quickly replace UNIX in high-end applications in the enterprise. HP needs a stronger presence in software and high-end consulting services, which drive hardware sales, rather than a dramatic increase in exposure to commodity computer hardware. We believe that HP has a strong platform to compete in high-end enterprise computing and is poised to strengthen its UNIX position with the introduction of the high-performance and cost-effective Itanium chip that HP co-developed with Intel. The profitable services business, which has a wonderful customer reputation, should grow organically and with targeted, strategic acquisitions.

•	Focus on profitability not scale in PCs. We firmly believe that HP should not double down on its exposure to commodity PCs and that HP would not benefit by attempting to be number one. We believe HP can be successful in its Access business by focusing on consumer PCs and innovative new access devices with its excellent brand, technology and distribution capabilities. We note that HP is on the right track by outsourcing its PC manufacturing. Buying Compaq, one of the largest producers of PCs, is contrary to that strategy and a large step backwards for HP.

SHAREHOLDERS ARE TELLING US THEY WANT VALUE AND FOCUS

We believe that a “Focus and Execute” strategy shows the stark contrast between a focused HP – with its higher value and lower risk– and the proposed merger with Compaq. The “Focus and Execute” strategy includes innovation, tactical acquisitions, and blocking and tackling, rather than betting HP’s future on scale, commodity hardware and a protracted, risky integration.

“We have been listening to HP stockholders and what they are telling us they want is very different from what HP management is pursuing,” Mr. Hewlett said. “We believe HP stockholders are looking to maximize stockholder value and this report shows how rejecting the merger with Compaq would achieve that. We believe we are giving investors a clear choice — a vote against the proposed merger is a vote for higher value.”

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The report was prepared by Friedman, Fleischer & Lowe and The Parthenon Group. The report will be available at www.VoteNoHPCompaq.com and www.sec.gov.

Forward-Looking Statements and Assumptions

The views expressed in this release are judgments, which are subjective in nature and in certain cases forward-looking in nature. This release also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The information contained in this release does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold. In addition, where quotations have been used herein, permission to use quotations was neither sought nor obtained. For descriptions of the assumptions related to the forward-looking statements, see the presentation “HP Has Higher Value, Lower Risk Strategic Alternatives to the Proposed Merger” filed with the Securities and Exchange Commission (SEC) under cover of Schedule 14-A, February 19, 2002.

ADDITIONAL IMPORTANT INFORMATION

On February 5, 2002, Walter B. Hewlett, Edwin E. van Bronkhorst and the William R. Hewlett Revocable Trust (collectively, the “Filing Persons”) filed a definitive proxy statement with the Securities and Exchange Commission relating to the proposed merger involving Hewlett-Packard Company and Compaq Computer Corporation. The Filing Persons urge stockholders to read their definitive proxy statement because it contains important information. You may obtain a free copy of the Filing persons’ definitive proxy statement and any other soliciting materials relating to the Filing Persons’ solicitation on the Securities and Exchange Commission’s website at www.sec.gov, on the Filing Persons’ website at www.votenohpcompaq.com, or by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or 1-212-929-5500, or by sending an email to proxy@mackenziepartners.com.

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